                                                                    Exhibit 10.5

                             MODIFICATION AGREEMENT

This Modification Agreement shall amend the fourth restated credit agreement originally dated July 19, 1991 by and among Clinton Gas Marketing, Inc., the Clinton Oil Company, Eagle Mountain Energy Corporation, Bank One, Columbus, NA and NBD Bank, NA ("Agreement") as follows:

     The "Revolver Termination Date" shall mean March 31, 1998.

     The "Termination Date" shall mean March 31, 2001.

     The aggregate unpaid principal amount of all Loans outstanding on the Revolver Termination Date shall be due and payable in twelve equal quarterly installments beginning on June 30, 1998, and continuing on the last day of each March, June, September, and December thereafter through the Termination Date, at which time the entire unpaid principal balance of all Loans, together with all accrued interest thereon, shall be due and payable.

     The existing language contained in Section 8.02(k) shall be replaced by the following: Borrowers and Guarantor will not permit their aggregate Consolidated Tangible Net Worth to be less than $21,000,000.

This Modification Agreement shall not modify, alter or change any other terms or conditions of the Agreement, Domestic Revolving Note(s), or Eurodollar Revolving Notes(s). This Modification Agreement is effective as of December 31, 1995.

This Modification Agreement is hereby agreed to and accepted this 26th day of March, 1996

BORROWERS:
     Clinton Oil Company, Inc.              Eagle Mountain Energy Corporation

     By:     /S/ Donald A. Nay              By:      /S/ Donald A. Nay
          Donald A. Nay                           Donald A. Nay
          Executive Vice President                Executive Vice President

     Clinton Gas Marketing, Inc.

     By:     /S/ Donald A. Nay

          Donald A. Nay
          Executive Vice President

GUARANTOR:

      Clinton Gas Systems, Inc.

     By:     /S/ Donald A. Nay

          Donald A. Nay
          Executive Vice President

BANK:

     Bank One, Columbus, NA, as Agent and on behalf of NBD Bank, N.A. with its prior approval:

     By:     /S/ Warren Bebinger

          Warren Bebinger
          Vice President

                              Page 41 of 51 Pages